Exhibit 11.1

Independent Accountants’ Consent

The Member

Hall Structured Finance II, LLC:

We agree to the inclusion of our report dated May 11, 2018, in Form 1-K.

/s/KPMG LLP

Dallas, Texas

May 11, 2018